UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 14, 2026

BARREL ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56001	47-1963189
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3859 S. Valley View Blvd., Suite 2 #107, Las Vegas, Nevada 89103

(Address of principal executive offices)

Registrant telephone number, including area code: (888) 397-9114

Check the appropriate box below if this Form 8-K is intended to simultaneously satisfy any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards: ☐

Item 8.01. Other Events.

On October 14, 2026, Barrel Energy Inc. (the “Company” or “Barrel”) and Maine Bio-Fuel, Inc., doing business as Maine Standard Biofuels (“MSB”), executed a letter of intent dated October 13, 2026 (the “LOI”), regarding a proposed transaction under which Barrel would acquire a 51% controlling equity interest in MSB from its selling equityholders (the “Proposed Transaction”). The LOI identifies MSB as a business engaged in used-cooking-oil collection, biorefining, biodiesel and bioheat production, and related biobased-product operations.

The LOI contemplates aggregate consideration of $20,000,000 for the 51% interest, consisting of cash and shares of an eligible issuer. The contemplated initial cash component equals 50% of the committed principal amount of a qualifying credit facility established in connection with a separate acquisition of, merger with, or other qualifying business combination involving a company listed on Nasdaq or the New York Stock Exchange. The balance of the purchase price is contemplated to be satisfied through shares of the resulting exchange-listed issuer or another issuer approved by the sellers, together with any additional cash agreed in the definitive documentation. The ultimate mix of cash and stock, stock issuer, stock pricing and allocations remain subject to the terms and conditions of definitive agreements.

Under the LOI, the Proposed Transaction would not close unless the separate national-exchange transaction has been completed, a qualifying committed credit facility is established and legally available to fund the required cash payment, and other conditions are satisfied, including due diligence, corporate and any applicable regulatory approvals, and lawful share issuance. The LOI contemplates a 30-calendar-day due-diligence review period after receipt of substantially complete requested materials, an objective to satisfy the contemplated exchange-listing condition within six months, and a proposed closing at or within five business days following the exchange transaction and satisfaction of other conditions. These objectives are not assurances of timing or completion.

The LOI expressly provides that, except for limited binding provisions relating principally to confidentiality and public announcements, specified expense allocation, governing law as applied to binding provisions, no personal liability and the non-binding character of the LOI, it does not obligate the parties to consummate the Proposed Transaction. Any binding obligation to purchase or sell the equity interests would require negotiation, approval and execution of a definitive agreement. No equity purchase or exchange-listed-company transaction has been completed by virtue of entering into the LOI, and no qualifying credit facility is represented by the LOI as having been established or funded.

The LOI also acknowledges previously reported arrangements between Barrel and Maine Bio-Fuel, Inc., whose status and any continuing rights or obligations are to be reviewed and reconciled. The LOI states that it does not automatically amend, terminate or supersede those arrangements. There can be no assurance that the Proposed Transaction, a national-exchange transaction, contemplated financing or listing will be completed, or completed on the terms described.

If and when we enter into a definitive agreement with Maine Bio-Fuel, Inc. we will include such agreement in a future filing.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements about anticipated acquisitions, exchange listing, financing, timing, structure, and consideration. Such statements are subject to significant risks and uncertainties, including the negotiation of definitive agreements, due diligence, availability of financing, ability to complete any exchange transaction and obtain required approvals, compliance with SEC and exchange requirements, and other risks described in the Company’s SEC filings. Actual results may differ materially. The Company undertakes no duty to update forward-looking statements except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY INC.

Date:	October 19, 2026

By:	/s/ Jarmin Kaltsas
Name:	Jarmin Kaltsas
Title:	Chief Executive Officer

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